Exhibit 99.1

RING ENERGY RELEASES FOURTH QUARTER AND FULL YEAR 2025 RESULTS, YEAR-END 2025 PROVED RESERVES, AND PROVIDES 2026 GUIDANCE

The Woodlands, TX – March 4, 2026 – Ring Energy, Inc. (NYSE American: REI) (“Ring” or the “Company”) today reported operational and financial results for the fourth quarter and full year 2025, year-end 2025 proved reserves and provided 2026 operational and financial guidance.

Fourth Quarter 2025 Highlights
•Sold 13,124 barrels of oil per day (“Bo/d”), near the mid-point of guidance and 20,508 barrels of oil equivalent per day (“Boe/d”) which was above the mid-point of guidance;
•Reported a net loss of $12.8 million, or $(0.06) per diluted share, which included a $35.9 million of non-cash ceiling test impairment, and Adjusted Net Income1 of $3.6 million, or $0.02 per diluted share;
•Remained cash flow positive for the 25th consecutive quarter, generating Adjusted Free Cash Flow (“AFCF”)1 of $5.7 million;
•Reduced debt $8.0 million after retiring a $10.0 million deferred payment obligation;
•Lowered Lease Operating Expense (“LOE”) to $10.02 per Boe, 7% below the low end of guidance; and
•Capital expenditures of $24.3 million, which was within guidance;
Full Year 2025 Highlights
•Increased sales volumes year-over-year (“YoY”) by 3% to a record 20,253 Boe/d with oil sales essentially flat at 13,263 Bo/d;
•Reported a net loss of $34.7 million, or $(0.17) per diluted share, which included a $108.8 million non-cash ceiling test impairment, and Adjusted Net Income1 of $38.4 million, or $0.19 per diluted share;
•Generated record Adjusted Free Cash Flow1 of $50.1 million, despite an 18% reduction in realized prices, and remained cash flow positive for over 6 consecutive years;
•Proved reserves increased by 14%, or 19.1 MMBoe, to 153.3 MMBoe;
•Decreased capital expenditures by 35% YoY to $98.2 million;
•Paid down $40.0 million of debt since closing the acquisition of Central Basin Platform (“CBP”) assets from Lime Rock Resources IV, LP (“Lime Rock”) on March 31, 2025;
•Reaffirmed the borrowing base at $585 million, exited 2025 with ~$166 million of liquidity, and borrowings of $420 million; and
•Fully integrated Lime Rock acquisition with production, capex and LOE beating expectations to date.
2026 Outlook
•Targeting essentially flat sales from the prior year after the disposition of approximately 200 Boe/d of non-operated production;
◦Production midpoint of 20,150 Boe/d and 12,950 Bo/d
•Disciplined capital spending program with a midpoint of $115 million;
◦Total wells drilled, completed and online (midpoint) of ~28 wells.

_______________________________________
1. Non-GAAP financial measure. Please see “Non-GAAP Financial Information” at the end of this release for details and reconciliations of GAAP to Non-GAAP.

Management Commentary

Mr. Paul D. McKinney, Chairman of the Board and Chief Executive Officer, commented:

“Ring Energy delivered strong operational and financial results in 2025, demonstrating the effectiveness of our disciplined, value focused strategy. While the year presented significant challenges across the oil and gas sector, including a roughly 18% year over year decline in realized prices, we responded decisively early in the first quarter. By adjusting our drilling plans, reducing our capital spending, focusing investment on our highest return opportunities and taking advantage of the production from the Lime Rock acquisition, we protected margins, improved efficiency, and performed well despite a volatile macroeconomic backdrop.

Overall, Ring increased production by 3% year over year, and in the last six months, we reduced our lease operating expenses by approximately $1.4 million per month – an 18% reduction2. In addition to the new reserves added by the Lime Rock transaction, we replaced 169% of our 2025 production organically which contributed to our strong 14% increase in year-over-year reserves.

These operational improvements drove strong financial results. We generated a record $50 million of Adjusted Free Cash Flow, a 15% increase year over year, paid down $40 million of debt since closing the Lime Rock acquisition, and paid the $10 million deferred cash payment for the Lime Rock acquisition. Importantly, we extended our record to 25 consecutive quarters of positive cash flow generation. Our consistent execution continues to support sustainable free cash flow across commodity cycles.”

Mr. McKinney concluded, “In 2026, we are focused on improving capital efficiency through cost reductions, improving the horizontal mix of our capital program, and drilling longer lateral wells. At a $60 oil price, we intend to maintain production, reduce debt, and continue growing our inventory and reserves. If prices continue above $60, we will accelerate debt reduction. On behalf of the Board and management team, we thank our employees for their disciplined execution in 2025 and look forward to our continued success and creating value for our stockholders in 2026.”

Summary Results

	Quarter					Year
	Q4 2025	Q3 2025	Q4 2025 to Q3 2025 % Change	Q4 2024	Q4 2025 to Q4 2024 % Change	FY 2025	FY 2024	FY % Change
Average Daily Sales Volumes (Boe/d)	20,508	20,789	(1)%	19,658	4%	20,253	19,648	3%
Crude Oil (Bo/d)	13,124	13,332	(2)%	12,916	2%	13,263	13,283	—%
Net Sales (MBoe)	1,886.8	1,912.6	(1)%	1,808.5	4%	7,392.5	7,191.1	3%
Realized Price - All Products ($/Boe)	$35.45	$41.10	(14)%	$46.14	(23)%	$41.55	$50.94	(18)%
Realized Price - Crude Oil ($/Bo)	$57.47	$64.32	(11)%	$68.98	(17)%	$63.53	$74.87	(15)%
Revenues ($MM)	$66.9	$78.6	(15)%	$83.4	(20)%	$307.2	$366.3	(16)%
Net Income (Loss) ($MM)	$(12.8)	$(51.6)	75%	$5.7	(325)%	$(34.7)	$67.5	(151)%
Adjusted Net Income[1] ($MM)	$3.6	$13.1	(73)%	$12.3	(71)%	$38.4	$69.5	(45)%
Adjusted EBITDA[1] ($MM)	$38.4	$47.7	(19)%	$50.9	(25)%	$184.0	$233.3	(21)%
Capital Expenditures ($MM)	$24.3	$24.6	(1)%	$37.6	(35)%	$98.2	$151.9	(35)%
Adjusted Free Cash Flow[1] ($MM)	$5.7	$13.9	(59)%	$4.7	21%	$50.1	$43.6	15%

Adjusted Net Income, Adjusted EBITDA, and Adjusted Free Cash Flow are non-GAAP financial measures, which are described in more detail and reconciled to the most comparable GAAP measures, in the tables shown later in this release under “Non-GAAP Financial Information.” In addition, see section titled “Condensed Operating Data” for additional details concerning costs and expenses discussed below.
_______________________________________
2. Based on the comparison of the pro forma lease operating expenses of Ring and Lime Rock during the six months prior to the closing date of the Lime Rock acquisition and the last six months of the period.

Select Expenses and Other Items

	Quarter					Year
	Q4 2025	Q3 2025	Q4 2025 to Q3 2025 % Change	Q4 2024	Q4 2025 to Q4 2024 % Change	FY 2025	FY 2024	FY % Change
Lease operating expenses (“LOE”) ($MM)	$18.9	$20.5	(8)%	$20.3	(7)%	$79.4	$78.3	1%
Lease operating expenses ($/BOE)	$10.02	$10.73	(7)%	$11.24	(11)%	$10.73	$10.89	(1)%
Depreciation, depletion and amortization ($MM)	$23.0	$25.2	(9)%	$24.5	(6)%	$96.4	$98.7	(2)%
Depreciation, depletion and amortization ($/BOE)	$12.19	$13.19	(8)%	$13.57	(10)%	$13.04	$13.73	(5)%
General and administrative expenses (“G&A”) ($MM)	$8.0	$8.1	(1)%	$8.0	—%	$31.9	$29.6	8%
General and administrative expenses ($/BOE)	$4.26	$4.26	—%	$4.44	(4)%	$4.32	$4.12	5%
G&A excluding share-based compensation ($MM)	$6.6	$6.5	2%	$6.4	3%	$25.8	$24.1	7%
G&A excluding share-based compensation ($/BOE)	$3.47	$3.41	2%	$3.52	(1)%	$3.49	$3.36	4%
G&A excluding share-based compensation & transaction costs ($MM)	$6.5	$6.5	—%	$6.3	3%	$25.8	$24.1	7%
G&A excluding share-based compensation & transaction costs ($/BOE)	$3.46	$3.41	1%	$3.51	(1)%	$3.49	$3.35	4%
Interest expense ($MM)	$9.1	$10.1	(10)%	$10.1	(10)%	$40.4	$43.3	(7)%
Interest expense ($/BOE)	$4.83	$5.26	(8)%	$5.59	(14)%	$5.47	$6.02	(9)%
Gain (loss) on derivative contracts ($MM) (1)	$17.5	$0.4	4275%	$(6.3)	378%	$31.7	$(2.4)	1421%
Realized gain (loss) on derivative contracts ($MM)	$2.7	$2.5	8%	$0.7	286%	$5.5	$(5.2)	206%
Unrealized gain (loss) on derivative contracts ($MM)	$14.8	$(2.1)	805%	$(7.0)	311%	$26.2	$2.8	836%

(1) A summary listing of the Company’s outstanding derivative positions at December 31, 2025 is included in the tables shown later in this release. For full year 2026, the Company currently has approximately 2.3 million barrels of oil (approximately 48% of oil sales guidance midpoint) hedged at an average downside protection price of $65.21 and approximately 4.7 billion cubic feet of natural gas (approximately 66% of natural gas sales guidance midpoint) hedged at an average downside protection price of $3.79.

Balance Sheet and Liquidity: Total liquidity at December 31, 2025 was $165.9 million, a 5% increase from September 30, 2025 and a 24% decrease from December 31, 2024. Liquidity at December 31, 2025 consisted of cash and cash equivalents of $0.9 million and $165.0 million of availability under Ring’s revolving credit facility, which includes a reduction of $35 thousand for letters of credit. On December 31, 2025, the Company had $420.0 million in borrowings outstanding on its revolving credit facility that has a current borrowing base of $585.0 million. Ring paid down $8 million of debt during the fourth quarter of 2025 and $40.0 million since the closing of the Lime Rock Acquisition in March 2025. The Company is targeting further debt reduction during 2026 dependent on market conditions, the timing of capital spending, and other considerations.

During the fourth quarter of 2025, the Company’s borrowing base of $585 million under its revolving credit facility was reaffirmed. The next regularly scheduled bank redetermination is scheduled to occur during May 2026. Ring is currently in compliance with all applicable covenants under its revolving credit facility.

Ceiling Test Impairment

The Company accounts for its assets under the full cost method of accounting, which requires calculation of the limitation on capitalized costs (the full cost ceiling) each quarter. Due to a decrease in the twelve month average commodity pricing, the Company recorded a non-cash impairment charge of $35.9 million in the fourth quarter of 2025. This non-cash charge had no net impact on cash flows.

Drilling and Completion Activity

In 4Q 2025 the Company finished drilling and completed a 1.5-mile horizontal well in the Northwest Shelf in which drilling began in the third quarter of 2025. The Company drilled and completed two additional 1-mile horizontal wells in the Central Basin Platform, one in Andrews County and one in Crane County (both with a working interest of 100%). Also in Crane County the Company drilled and completed one vertical well (with a working interest of 100%).

The table below sets forth Ring’s drilling and completions activities by quarter for 2025 and for the full year:

Quarter	Area	Wells Drilled	Wells Completed

1Q 2025	Northwest Shelf (Horizontal)	4	4
	Central Basin Platform (Vertical)	3	3
	Total	7	7

2Q 2025	Central Basin Platform (Horizontal)	1	1
	Central Basin Platform (Vertical)	1	1
	Total	2	2

3Q 2025	Central Basin Platform (Horizontal)	4	4
	Central Basin Platform (Vertical)	1	1
	Total	5	5

4Q 2025	Northwest Shelf (Horizontal)	1	1
	Central Basin Platform (Horizontal)	2	2
	Central Basin Platform (Vertical)	1	1
	Total	4	4

FY 2025	Northwest Shelf (Horizontal)	5	5
	Central Basin Platform (Horizontal)	7	7
	Central Basin Platform (Vertical)	6	6
	Total	18	18

2026 Capital Investment, Sales Volumes, and Operating Expense Guidance

Sales volumes for the first quarter 2026 were temporarily impacted by a winter storm reducing volumes over a five day period. Oil sales reduction was approximately 39,050 Bo (430 Bo/d), and Boe sales reduction was approximately 48,250 Boe (540 Boe/d). All production has been restored. Additionally, Ring Energy sold approximately 150 Bo/d or 200 Boe/d of non-operated production.

The guidance in the table below represents the Company's current good faith estimate of the range of likely future results. Guidance could be affected by the factors discussed below in the "Safe Harbor Statement" section.

	Q1 2026	Q2 2026	Q3 2026	Q4 2026	FY 2026

Sales Volumes:
Total Oil (Bo/d)	12,100 – 12,500	12,450 – 13,450	12,750 – 13,750	12,800 – 13,800	12,500 – 13,400
Midpoint (Bo/d)	12,300	12,950	13,250	13,300	12,950
Total (Boe/d)	19,100-19,600	19,400 – 21,000	19,700 – 21,300	19,800 – 21,400	19,500 - 20,800
Midpoint (Boe/d)	19,350	20,200	20,500	20,600	20,150
Oil (%)	64%	64%	65%	65%	64%
NGLs (%)	20%	20%	20%	20%	20%
Gas (%)	16%	16%	15%	15%	16%

Capital Program:
Capital spending(1)(2) (millions)	$28 - $34	$28 - $36	$27 - $35	$17 - $25	$100 - $130
Midpoint (millions)	$31	$32	$31	$21	$115
New Hz wells drilled	5 - 6	5 - 7	5 - 7	3 - 5	18 - 25
New Vertical wells drilled	1	1 - 2	1 - 2	1	4 - 6
Completion of DUC wells	1	0	0	0	1
Wells completed and online	7 - 8	6 - 9	6 - 9	4 - 6	23 - 32

Operating Expenses:
LOE (per Boe)	$10.75 - $11.25	$10.05 - $11.05	$10.00 - $11.00	$10.00 - $11.00	$10.15 - $11.15
Midpoint (per Boe)	$11.00	$10.55	$10.50	$10.50	$10.65

(1) In addition to Company-directed drilling and completion activities, the capital spending outlook includes funds for targeted well recompletions, capital workovers, infrastructure upgrades and well reactivations. Also included is anticipated spending for leasing acreage and non-operated drilling, completion, capital workovers, and facility improvements.

(2) Based on the $115 million midpoint of spending guidance, the Company expects the following estimated allocation of capital investment:

•68% for drilling, completion, and related infrastructure, and conversions;
•26% for recompletions and capital workovers;
•5% for land and non-operated capital; and
•1% for environmental and emission reducing facility upgrades.

Year-End 2025 Proved Reserves

The Company's year-end 2025 SEC proved reserves were 153.3 MMBoe, up 14% compared to 134.2 MMBoe at year-end 2024. During 2025, Ring recorded reserve additions of 14.0 MMBoe for acquisitions, 11.2 MMBoe for extensions, discoveries and improved recovery, and 1.3 MMBoe of positive revisions related to changes in pricing and performance. Offsetting these additions was 7.4 MMBoe of production.

The SEC twelve-month first day of the month average prices used for year-end 2025 were $61.82 per barrel of crude oil and $3.387 per MMBtu of natural gas, both before adjustment for quality, transportation, fees, energy content, and regional price differentials, while for year-end 2024 they were $71.96 per barrel of crude oil and $2.130 per MMBtu of natural gas — a decrease of 14% and an increase of 59%, respectively.

Year-end 2025 SEC proved reserves were comprised of approximately 59% crude oil, 19% natural gas, and 22% natural gas liquids. At year end, approximately 68% of 2025 proved reserves were classified as proved developed and 32% as proved undeveloped. This is compared to year-end 2024 when approximately 69% of proved reserves were classified as proved developed and 31% were classified as proved undeveloped. The Company’s year-end 2025 proved reserves were prepared by Cawley, Gillespie & Associates, Inc., an independent petroleum engineering firm.

The PV-10 value at year-end 2025 was $1,318.2 million versus $1,462.8 million at the end of 2024.

	Oil (Bbl)	Gas (Mcf)	Natural Gas Liquids (Bbl)	Net (Boe)	PV-10(1)

Balance, December 31, 2024	80,904,071	149,817,162	28,303,085	134,176,684	$1,462,827,136

Purchase of minerals in place	9,915,483	10,067,543	2,373,336	13,966,743
Extensions, discoveries and improved recovery	7,281,553	10,624,783	2,133,786	11,186,136
Sales of minerals in place	—	—	—	—
Production	(4,841,164)	(6,980,958)	(1,387,818)	(7,392,476)
Revisions of previous quantity estimates	(2,939,895)	12,652,046	2,171,955	1,340,734

Balance, December 31, 2025	90,320,048	176,180,576	33,594,344	153,277,821	$1,318,208,128

(1) PV-10 is a non-GAAP financial measure and is derived from the Standardized Measure of Discounted Future Net Cash Flows, which is the most directly comparable generally accepted accounting principles in the United States (“GAAP”) measure.

In accordance with guidelines established by the SEC, estimated proved reserves as of December 31, 2025 were determined to be economically producible under existing economic conditions, which requires the use of the 12-month average commodity price for each product, calculated as the unweighted arithmetic average of the first-day-of-the-month price for the year ended December 31, 2025. The SEC average prices used for year-end 2025 were $61.82 per barrel of crude oil (WTI) and $3.387 per MMBtu of natural gas (Henry Hub), both before adjustment for quality, transportation, fees, energy content, and regional price differentials. Such prices were held constant throughout the estimated lives of the reserves. Future production and development costs are based on year-end costs with no escalations.

Standardized Measure of Discounted Future Net Cash Flows

Ring’s standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves and changes in the standardized measure as described below were prepared in accordance with GAAP.

As of December 31,	2025	2024

Future cash inflows	$5,976,599,552	$6,165,487,616
Future production costs	(2,473,482,048)	(2,432,555,200)
Future development costs (1)	(573,423,296)	(536,825,664)
Future income taxes	(402,808,797)	(465,768,645)
Future net cash flows	2,526,885,411	2,730,338,107
10% annual discount for estimated timing of cash flows	(1,403,392,079)	(1,497,401,764)

Standardized Measure of Discounted Future Net Cash Flows	$1,123,493,332	$1,232,936,343

(1) Future development costs include not only development costs but also future asset retirement costs.

Reconciliation of PV-10 to Standardized Measure

PV-10 is derived from the Standardized Measure of Discounted Future Net Cash Flows (“Standardized Measure”), which is the most directly comparable GAAP financial measure for proved reserves calculated using SEC pricing. PV-10 is a computation of the Standardized Measure on a pre-tax basis. PV-10 is equal to the Standardized Measure at the applicable date, before deducting future income taxes, discounted at 10 percent. We believe that the presentation of PV-10 is relevant and useful to investors because it presents the discounted future net cash flows attributable to our estimated net proved reserves prior to taking into account future corporate income taxes, and it is a useful measure for evaluating the relative monetary significance of our oil and natural gas properties. Further, investors may utilize the measure as a basis for comparison of the relative size and value of our reserves to other companies without regard to the specific tax characteristics of such entities. Moreover, GAAP does not provide a measure of estimated future net cash flows for reserves other than proved reserves or for reserves calculated using prices other than SEC prices. We use this measure when assessing the potential return on investment related to our oil and natural gas properties. PV-10, however, is not a substitute for the Standardized Measure. Our PV-10 measure and the Standardized Measure do not purport to represent the fair value of our oil and natural gas reserves.

The following table reconciles the PV-10 value of the Company’s estimated proved reserves as of December 31, 2025 to the Standardized Measure:

SEC Pricing Proved Reserves
Standardized Measure Reconciliation
Present value of estimated future net revenues (PV-10)	$1,318,208,128
Future income taxes, discounted at 10%	194,714,796
Standardized measure of discounted future net cash flows	$1,123,493,332

Conference Call Information

Ring will hold a conference call on Thursday, March 5, 2026 at 11:00 a.m. ET (10:00 a.m. CT) to discuss its fourth quarter and full year 2025 operational and financial results. An updated investor presentation will be posted to the Company’s website prior to the conference call.

To participate in the conference call, interested parties should dial 833-953-2433 at least five minutes before the call is to begin. Please reference the “Ring Energy 2025 Earnings Conference Call”. International callers may participate by dialing 412-317-5762. The call will also be webcast and available on Ring’s website at www.ringenergy.com under “Investors” on the “News & Events” page. An audio replay will also be available on the Company’s website following the call.

About Ring Energy, Inc.

Ring Energy, Inc. is an oil and gas exploration, development, and production company with current operations focused on the development of its Permian Basin assets. For additional information, please visit www.ringenergy.com.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements involve a wide variety of risks and uncertainties, and include, without limitation, statements with respect to the Company’s strategy and prospects. The forward-looking statements include statements about the expected future reserves, production, financial position, business strategy, revenues, earnings, costs, capital expenditures and debt levels of the Company and plans and objectives of management for future operations. Forward-looking statements also include assumptions and projections for quarterly and full year 2026 guidance for sales volumes, oil, NGL and natural gas mix as a percentage of total sales, capital expenditures, operating expenses and the projected impacts thereon. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company and its management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities, particularly in the winter; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base and interest rates under the Company’s credit facility; Ring’s ability to generate sufficient cash flows from operations to meet the internally funded portion of its capital expenditures budget; the impacts of hedging on results of operations; changes in U.S. energy, environmental, monetary, tax and trade policies, including with respect to tariffs or other trade barriers, and any resulting trade tensions; cost and availability of transportation and storage capacity as a result of oversupply, government regulation or other factors; and Ring’s ability to replace oil and natural gas reserves. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including its Form 10-K for the fiscal year ended December 31, 2025, and its other SEC filings. The Company undertakes no obligation to revise or update publicly any forward-looking statements except as required by law.

Contact Information

Al Petrie Advisors
Al Petrie, Senior Partner
Phone: 281-975-2146
Email: apetrie@ringenergy.com

RING ENERGY, INC.
Condensed Statements of Operations

	(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Oil, Natural Gas, and Natural Gas Liquids Revenues	$66,882,770	$78,601,336	$83,440,546	$307,178,072	$366,327,414

Costs and Operating Expenses
Lease operating expenses	18,911,801	20,518,472	20,326,216	79,353,806	78,310,949
Gathering, transportation and processing costs	121,097	126,569	130,230	585,087	506,333
Ad valorem taxes	2,279,266	2,446,565	2,421,595	7,906,586	8,069,064
Oil and natural gas production taxes	3,224,183	3,670,987	3,857,147	14,312,232	16,116,565
Depreciation, depletion and amortization	23,002,908	25,225,345	24,548,849	96,414,150	98,702,843
Ceiling test impairment	35,913,116	72,912,330	—	108,825,446	—
Asset retirement obligation accretion	390,892	390,563	323,085	1,490,255	1,380,298
Operating lease expense	175,090	175,091	175,090	700,362	700,362
General and administrative expense	8,030,310	8,139,771	8,035,977	31,928,576	29,640,300

Total Costs and Operating Expenses	92,048,663	133,605,693	59,818,189	341,516,500	233,426,714

Income (Loss) from Operations	(25,165,893)	(55,004,357)	23,622,357	(34,338,428)	132,900,700

Other Income (Expense)
Interest income	56,910	74,253	124,765	290,879	491,946
Interest (expense)	(9,122,419)	(10,052,320)	(10,112,496)	(40,430,929)	(43,311,810)
Gain (loss) on derivative contracts	17,495,270	444,305	(6,254,448)	31,658,839	(2,365,917)
Gain (loss) on disposal of assets	60,855	105,642	—	446,400	89,693
Other income	29,582	—	80,970	189,294	106,656
Net Other Income (Expense)	8,520,198	(9,428,120)	(16,161,209)	(7,845,517)	(44,989,432)

Income (Loss) Before Benefit from (Provision for) Income Taxes	(16,645,695)	(64,432,477)	7,461,148	(42,183,945)	87,911,268

Benefit from (Provision for) Income Taxes	3,800,401	12,800,947	(1,803,629)	7,452,746	(20,440,954)

Net Income (Loss)	$(12,845,294)	$(51,631,530)	$5,657,519	$(34,731,199)	$67,470,314

Basic Earnings (Loss) per Share	$(0.06)	$(0.25)	$0.03	$(0.17)	$0.34
Diluted Earnings (Loss) per Share	$(0.06)	$(0.25)	$0.03	$(0.17)	$0.34

Basic Weighted-Average Shares Outstanding	207,233,067	206,688,003	198,166,543	204,984,223	197,937,683
Diluted Weighted-Average Shares Outstanding	207,233,067	206,688,003	200,886,010	204,984,223	200,277,380

RING ENERGY, INC.
Condensed Operating Data
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Net sales volumes:
Oil (Bbls)	1,207,425	1,226,537	1,188,272	4,841,164	4,861,628
Natural gas (Mcf)	1,808,355	1,853,599	1,683,793	6,980,958	6,423,674
Natural gas liquids (Bbls)	377,937	377,141	339,589	1,387,818	1,258,814
Total oil, natural gas and natural gas liquids (Boe)(1)	1,886,755	1,912,611	1,808,493	7,392,476	7,191,054

% Oil	64%	64%	66%	65%	68%
% Natural gas	16%	16%	15%	16%	15%
% Natural gas liquids	20%	20%	19%	19%	17%

Average daily sales volumes:
Oil (Bbls/d)	13,124	13,332	12,916	13,263	13,283
Natural gas (Mcf/d)	19,656	20,148	18,302	19,126	17,551
Natural gas liquids (Bbls/d)	4,108	4,099	3,691	3,802	3,439
Average daily equivalent sales (Boe/d)	20,508	20,789	19,658	20,253	19,648

Average realized sales prices:
Oil ($/Bbl)	$57.47	$64.32	$68.98	$63.53	$74.87
Natural gas ($/Mcf)	(2.49)	(1.22)	(0.96)	(1.33)	(1.44)
Natural gas liquids ($/Bbls)	5.29	5.22	9.08	6.43	9.23
Barrel of oil equivalent ($/Boe)	$35.45	$41.10	$46.14	$41.55	$50.94

Average costs and expenses per Boe ($/Boe):
Lease operating expenses	$10.02	$10.73	$11.24	$10.73	$10.89
Gathering, transportation and processing costs	$0.06	$0.07	$0.07	$0.08	$0.07
Ad valorem taxes	$1.21	$1.28	$1.34	$1.07	$1.12
Oil and natural gas production taxes	$1.71	$1.92	$2.13	$1.94	$2.24
Depreciation, depletion and amortization	$12.19	$13.19	$13.57	$13.04	$13.73
Ceiling test impairment	$19.03	$38.12	$—	$14.72	$—
Asset retirement obligation accretion	$0.21	$0.20	$0.18	$0.20	$0.19
Operating lease expense	$0.09	$0.09	$0.10	$0.09	$0.10
G&A (including share-based compensation)	$4.26	$4.26	$4.44	$4.32	$4.12
G&A (excluding share-based compensation)	$3.47	$3.41	$3.52	$3.49	$3.36
G&A (excluding share-based compensation and transaction costs)	$3.46	$3.41	$3.51	$3.49	$3.35

(1) Boe is determined using the ratio of six Mcf of natural gas to one Bbl of oil (totals may not compute due to rounding.) The conversion ratio does not assume price equivalency and the price on an equivalent basis for oil, natural gas, and natural gas liquids may differ significantly.

RING ENERGY, INC.
Condensed Balance Sheets

As of December 31,	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$902,913	$1,866,395
Accounts receivable	30,938,908	36,172,316
Joint interest billing receivables, net	1,623,991	1,083,164
Derivative assets	21,468,134	5,497,057
Inventory	5,312,715	4,047,819
Prepaid expenses and other assets	1,822,751	1,781,341
Total Current Assets	62,069,412	50,448,092
Properties and Equipment
Oil and natural gas properties, full cost method	1,891,510,431	1,809,309,848
Financing lease asset subject to depreciation	3,633,586	4,634,556
Fixed assets subject to depreciation	3,504,788	3,389,907
Total Properties and Equipment	1,898,648,805	1,817,334,311
Accumulated depreciation, depletion and amortization	(569,180,901)	(475,212,325)
Net Properties and Equipment	1,329,467,904	1,342,121,986
Operating lease asset	1,285,159	1,906,264
Derivative assets	9,739,430	5,473,375
Deferred financing costs	9,337,344	8,149,757
Total Assets	$1,411,899,249	$1,408,099,474

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$97,522,809	$95,729,261
Income tax liability	356,436	328,985
Financing lease liability	730,564	906,119
Operating lease liability	586,614	648,204
Derivative liabilities	841,193	6,410,547
Notes payable	505,752	496,397
Asset retirement obligations	418,526	517,674
Total Current Liabilities	100,961,894	105,037,187

Non-current Liabilities
Deferred income taxes	20,764,119	28,591,802
Revolving line of credit	420,000,000	385,000,000
Financing lease liability, less current portion	593,146	647,078
Operating lease liability, less current portion	819,223	1,405,837
Derivative liabilities	2,512,692	2,912,745
Asset retirement obligations	29,972,429	25,864,843
Total Liabilities	575,623,503	549,459,492
Commitments and contingencies
Stockholders' Equity
Preferred stock - $0.001 par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock - $0.001 par value; 450,000,000 shares authorized; 207,656,929 shares and 198,561,378 shares issued and outstanding, respectively	207,657	198,561
Additional paid-in capital	812,777,586	800,419,719
Retained earnings (Accumulated deficit)	23,290,503	58,021,702
Total Stockholders’ Equity	836,275,746	858,639,982
Total Liabilities and Stockholders' Equity	$1,411,899,249	$1,408,099,474

RING ENERGY, INC.
Condensed Statements of Cash Flows

	(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Cash Flows From Operating Activities
Net income (loss)	$(12,845,294)	$(51,631,530)	$5,657,519	$(34,731,199)	$67,470,314
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	23,002,908	25,225,345	24,548,849	96,414,150	98,702,843
Ceiling test impairment	35,913,116	72,912,330	—	108,825,446	—
Asset retirement obligation accretion	390,892	390,563	323,085	1,490,255	1,380,298
Amortization of deferred financing costs	691,228	693,625	1,299,078	4,459,520	4,969,174
Share-based compensation	1,474,560	1,618,600	1,672,320	6,135,957	5,506,017
Credit loss expense	—	907	(26,747)	19,029	160,847
(Gain) loss on disposal of assets	(60,855)	(105,642)	—	(446,400)	(89,693)
Deferred income tax expense (benefit)	(3,650,179)	(12,964,252)	1,723,338	(7,858,446)	19,935,413
Excess tax expense (benefit) related to share-based compensation	(201,533)	123,533	9,011	30,763	104,344
(Gain) loss on derivative contracts	(17,495,270)	(444,305)	6,254,448	(31,658,839)	2,365,917
Cash received (paid) for derivative settlements, net	2,741,821	2,586,230	745,104	5,452,300	(5,193,673)
Changes in operating assets and liabilities:
Accounts receivable	2,153,443	4,672,943	349,474	4,452,926	3,594,504
Inventory	(327,355)	399,193	580,161	(1,264,896)	2,089,116
Prepaid expenses and other assets	454,986	439,087	295,555	(41,410)	93,509
Accounts payable	12,513,783	841,492	4,462,089	474,744	(5,076,738)
Settlement of asset retirement obligation	(67,428)	(265,794)	(613,603)	(904,493)	(1,588,480)
Net Cash Provided by Operating Activities	44,688,823	44,492,325	47,279,681	150,849,407	194,423,712

Cash Flows From Investing Activities
Payments for the Lime Rock Acquisition	(9,293,884)	(1,709,776)	—	(81,863,429)	—
Payments to purchase oil and natural gas properties	(1,016,517)	(715,126)	(1,423,483)	(2,528,932)	(2,210,826)
Payments to develop oil and natural gas properties	(24,955,052)	(20,995,094)	(36,386,055)	(95,207,027)	(153,945,456)
Payments to acquire or improve fixed assets subject to depreciation	(4,402)	(5,708)	—	(179,771)	(185,524)
Proceeds from sale of fixed assets subject to depreciation	—	—	—	17,360	10,605
Proceeds from divestiture of oil and natural gas properties	—	100	121,232	100	121,232
Proceeds from sale of New Mexico properties	—	—	—	—	(144,398)
Proceeds from sale of CBP vertical wells	—	—	—	—	5,500,000
Insurance proceeds received for damage to oil and natural gas properties	—	160,533	—	260,446	—
Net Cash Used in Investing Activities	(35,269,855)	(23,265,071)	(37,688,306)	(179,501,253)	(150,854,367)

Cash Flows From Financing Activities
Proceeds from revolving line of credit	30,500,000	31,000,000	22,000,000	231,822,997	130,000,000
Payments on revolving line of credit	(38,500,000)	(51,000,000)	(29,000,000)	(196,822,997)	(170,000,000)
Payments for taxes withheld on vested restricted shares, net	(228,359)	(8,000)	—	(1,189,805)	(919,249)
Proceeds from notes payable	—	—	58,774	1,648,539	1,560,281
Payments on notes payable	(496,077)	(486,590)	(475,196)	(1,639,184)	(1,597,618)
Payment of deferred financing costs	66,871	(332,376)	(42,746)	(5,647,107)	(88,450)
Reduction of financing lease liabilities	(145,397)	(113,381)	(265,812)	(484,079)	(954,298)
Net Cash Provided by (Used in) Financing Activities	(8,802,962)	(20,940,347)	(7,724,980)	27,688,364	(41,999,334)

Net Increase (Decrease) in Cash	616,006	286,907	1,866,395	(963,482)	1,570,011
Cash at Beginning of Period	286,907	—	—	1,866,395	296,384
Cash at End of Period	$902,913	$286,907	$1,866,395	$902,913	$1,866,395

RING ENERGY, INC.
Financial Commodity Derivative Positions
As of December 31, 2025

The following tables reflect the details of current derivative contracts as of December 31, 2025 (quantities are in barrels (Bbl) for the oil derivative contracts and in million British thermal units (MMBtu) for the natural gas derivative contracts).

Oil Hedges (WTI)	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027

Swaps:
Hedged volume (Bbl)	608,350	577,101	171,400	529,000	509,500	492,000	432,000	412,963
Weighted average swap price	$67.95	$66.50	$62.26	$65.34	$62.82	$60.45	$61.80	$57.59

Two-way collars:
Hedged volume (Bbl)	—	—	379,685	—	—	—	—	—
Weighted average put price	$—	$—	$60.00	$—	$—	$—	$—	$—
Weighted average call price	$—	$—	$72.50	$—	$—	$—	$—	$—

Gas Hedges (Henry Hub)	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027

NYMEX Swaps:
Hedged volume (MMBtu)	448,854	1,165,628	600,016	1,072,305	439,678	423,035	1,079,906	1,046,151
Weighted average swap price	$4.19	$3.82	$4.19	$3.99	$4.02	$4.02	$3.86	$4.02

Two-way collars:
Hedged volume (MMBtu)	456,850	139,000	648,728	128,000	717,000	694,000	—	—
Weighted average put price	$3.50	$3.50	$3.10	$3.50	$3.99	$3.00	$—	$—
Weighted average call price	$5.11	$5.42	$4.24	$5.42	$5.21	$4.32	$—	$—

Gas Hedges (Henry Hub)	Q1 2028	Q2 2028	Q3 2028	Q4 2028	Q1 2029	Q2 2029	Q3 2029	Q4 2029

NYMEX Swaps:
Hedged volume (MMBtu)	1,012,567	984,322	956,865	931,539	908,117	886,933	866,585	846,134
Weighted average swap price	$3.77	$3.77	$3.77	$3.77	$3.67	$3.67	$3.67	$3.67

Gas Hedges (basis differential)	Q1 2026	Q2 2026	Q3 2026	Q4 2026	Q1 2027	Q2 2027	Q3 2027	Q4 2027

El Paso Permian Basin basis swaps:
Hedged volume (MMBtu)	—	—	—	—	960,307	636,710	615,547	596,306
Weighted average spread price (1)	$—	$—	$—	$—	$0.72	$0.67	$0.67	$0.67

Waha basis swaps:
Hedged volume (MMBtu)	—	—	—	—	196,372	480,325	464,360	449,846
Weighted average spread price (1)	$—	$—	$—	$—	$0.78	$0.78	$0.78	$0.78

Gas Hedges (basis differential)	Q1 2028	Q2 2028	Q3 2028	Q4 2028	Q1 2029	Q2 2029	Q3 2029	Q4 2029

El Paso Permian Basin basis swaps:
Hedged volume (MMBtu)	577,163	561,064	545,413	530,977	517,628	505,552	493,953	482,296
Weighted average spread price (1)	$0.60	$0.60	$0.60	$0.60	$0.57	$0.57	$0.57	$0.57

Waha basis swaps:
Hedged volume (MMBtu)	435,403	423,259	411,453	400,562	390,490	381,381	372,632	363,837
Weighted average spread price (1)	$0.68	$0.68	$0.68	$0.68	$0.63	$0.63	$0.63	$0.63

(1) The oil basis swap hedges are calculated as the fixed price (weighted average spread price above) less the difference between WTI Midland and WTI Cushing, in the issue of Argus Americas Crude.
(1) The gas basis swap hedges are calculated as the Henry Hub natural gas price less the fixed amount specified as the weighted average spread price above.

RING ENERGY, INC.
Non-GAAP Financial Information

Certain financial information included in this release are not measures of financial performance recognized by accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are “Adjusted Net Income,” “Adjusted EBITDA,” “Adjusted Free Cash Flow” or “AFCF,” “Adjusted Cash Flow from Operations” or “ACFFO,” “G&A Excluding Share-Based Compensation,” “G&A Excluding Share-Based Compensation and Transaction Costs,” “Leverage Ratio,” “Current Ratio,” “Cash Return on Capital Employed” or “CROCE,” “All-In Cash Operating Costs,” and “Cash Operating Margin.” Management uses these non-GAAP financial measures in its analysis of performance. In addition, Adjusted EBITDA is a key metric used to determine a portion of the Company’s incentive compensation awards. These disclosures may not be viewed as a substitute for results determined in accordance with GAAP and are not necessarily comparable to non-GAAP performance measures which may be reported by other companies.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

“Adjusted Net Income (Loss)” is calculated as net income (loss) minus the estimated after-tax impact of share-based compensation, ceiling test impairment, unrealized gains and losses on changes in the fair value of derivatives, and transaction costs for acquisitions and divestitures (“A&D”). Adjusted Net Income is presented because the timing and amount of these items cannot be reasonably estimated and affect the comparability of operating results from period to period, and current period to prior periods. The Company believes that the presentation of Adjusted Net Income provides useful information to investors as it is one of the metrics management uses to assess the Company’s ongoing operating and financial performance, and also is a useful metric for investors to compare the Company’s results with its peers.

	(Unaudited for All Periods)
	Three Months Ended						Twelve Months Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
	2025		2025		2024		2025		2024
	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted	Total	Per share - diluted
Net Income (Loss)	$(12,845,294)	$(0.06)	$(51,631,530)	$(0.25)	$5,657,519	$0.03	$(34,731,199)	$(0.17)	$67,470,314	$0.34

Share-based compensation	1,474,560	0.01	1,618,600	0.01	1,672,320	0.01	6,135,957	0.03	5,506,017	0.03
Ceiling test impairment	35,913,116	0.17	72,912,330	0.35	—	—	108,825,446	0.54	—	—
Unrealized loss (gain) on change in fair value of derivatives	(14,753,449)	(0.07)	2,141,925	0.01	6,999,552	0.03	(26,206,539)	(0.13)	(2,827,756)	(0.02)
Transaction costs - A&D	25,000	—	10	—	21,017	—	27,786	—	24,556	—
Tax impact on adjusted items	(6,213,517)	(0.03)	(11,920,971)	(0.06)	(2,008,740)	(0.01)	(15,670,138)	(0.08)	(628,405)	—

Adjusted Net Income (Loss)	$3,600,416	$0.02	$13,120,364	$0.06	$12,341,668	$0.06	$38,381,313	$0.19	$69,544,726	$0.35

Diluted Weighted-Average Shares Outstanding	207,233,067		206,688,003		200,886,010		204,984,223		200,277,380

Adjusted Net Income per Diluted Share	$0.02		$0.06		$0.06		$0.19		$0.35

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The Company defines “Adjusted EBITDA” as net income (loss) plus net interest expense (including interest income and expense), unrealized loss (gain) on change in fair value of derivatives, ceiling test impairment, income tax (benefit) expense, depreciation, depletion and amortization, asset retirement obligation accretion, transaction costs for acquisitions and divestitures (A&D), share-based compensation, loss (gain) on disposal of assets, and backing out the effect of other income. Company management believes Adjusted EBITDA is relevant and useful because it helps investors understand Ring’s operating performance and makes it easier to compare its results with those of other companies that have different financing, capital and tax structures. Adjusted EBITDA should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Adjusted EBITDA, as Ring calculates it, may not be comparable to Adjusted EBITDA measures reported by other companies. In addition, Adjusted EBITDA does not represent funds available for discretionary use.

	(Unaudited for All Periods)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Net Income (Loss)	$(12,845,294)	$(51,631,530)	$5,657,519	$(34,731,199)	$67,470,314

Interest expense, net	9,065,509	9,978,067	9,987,731	40,140,050	42,819,864
Unrealized (gain) loss on change in fair value of derivatives	(14,753,449)	2,141,925	6,999,552	(26,206,539)	(2,827,756)
Ceiling test impairment	35,913,116	72,912,330	—	108,825,446	—
Income tax (benefit) expense	(3,800,401)	(12,800,947)	1,803,629	(7,452,746)	20,440,954
Depreciation, depletion and amortization	23,002,908	25,225,345	24,548,849	96,414,150	98,702,843
Asset retirement obligation accretion	390,892	390,563	323,085	1,490,255	1,380,298
Transaction costs - A&D	25,000	10	21,017	27,786	24,556
Share-based compensation	1,474,560	1,618,600	1,672,320	6,135,957	5,506,017
(Gain) loss on disposal of assets	(60,855)	(105,642)	—	(446,400)	(89,693)
Other income	(29,582)	—	(80,970)	(189,294)	(106,656)

Adjusted EBITDA	$38,382,404	$47,728,721	$50,932,732	$184,007,466	$233,320,741

Adjusted EBITDA Margin	57%	61%	61%	60%	64%

Reconciliations of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow and Adjusted EBITDA to Adjusted Free Cash Flow

The Company defines “Adjusted Free Cash Flow” or “AFCF” as Net Cash Provided by Operating Activities (as reflected on the Company’s Condensed Statements of Cash Flows) less changes in operating assets and liabilities, and plus transaction costs for acquisitions and divestitures (“A&D”), current income tax expense (benefit), proceeds from divestitures of equipment for oil and natural gas properties, loss (gain) on disposal of assets, and less capital expenditures, credit loss expense, and other income. For this purpose, the Company’s definition of capital expenditures includes costs incurred related to oil and natural gas properties (such as drilling and infrastructure costs and lease maintenance costs) but excludes acquisition costs of oil and gas properties from third parties that are not included in the Company’s capital expenditures guidance provided to investors. Management believes that Adjusted Free Cash Flow is an important financial performance measure for use in evaluating the performance and efficiency of the Company’s current operating activities after the impact of capital expenditures and net interest expense (including interest income and expense, excluding amortization of deferred financing costs) and without being impacted by items such as changes associated with working capital, which can vary substantially from one period to another. Other companies may use different definitions of Adjusted Free Cash Flow.

	(Unaudited for All Periods)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Net Cash Provided by Operating Activities	$44,688,823	$44,492,325	$47,279,681	$150,849,407	$194,423,712
Adjustments - Condensed Statements of Cash Flows
Changes in operating assets and liabilities	(14,727,429)	(6,086,921)	(5,073,676)	(2,716,871)	888,089
Transaction costs - A&D	25,000	10	21,017	27,786	24,556
Income tax expense (benefit) - current	51,311	39,772	71,280	374,937	401,197
Capital expenditures	(24,343,200)	(24,589,282)	(37,633,168)	(98,211,527)	(151,946,171)
Proceeds from divestiture of equipment for oil and natural gas properties	—	100	121,232	100	121,232
Credit loss expense	—	(907)	26,747	(19,029)	(160,847)
Other income	(29,582)	—	(80,970)	(189,294)	(106,656)

Adjusted Free Cash Flow	$5,664,923	$13,855,097	$4,732,143	$50,115,509	$43,645,112

	(Unaudited for All Periods)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Adjusted EBITDA	$38,382,404	$47,728,721	$50,932,732	$184,007,466	$233,320,741

Net interest expense (excluding amortization of deferred financing costs)	(8,374,281)	(9,284,442)	(8,688,653)	(35,680,530)	(37,850,690)
Capital expenditures	(24,343,200)	(24,589,282)	(37,633,168)	(98,211,527)	(151,946,171)
Proceeds from divestiture of equipment for oil and natural gas properties	—	100	121,232	100	121,232

Adjusted Free Cash Flow	$5,664,923	$13,855,097	$4,732,143	$50,115,509	$43,645,112

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow from Operations

The Company defines “Adjusted Cash Flow from Operations” or “ACFFO” as Net Cash Provided by Operating Activities, as reflected in the Company’s Condensed Statements of Cash Flows, less the changes in operating assets and liabilities, which includes accounts receivable, inventory, prepaid expenses and other assets, accounts payable, and settlement of asset retirement obligations, which are subject to variation due to the nature of the Company’s operations. Accordingly, the Company believes this financial performance measure is useful to investors because it is used often in its industry and allows investors to compare this metric to other companies in its peer group as well as the E&P sector.

	(Unaudited for All Periods)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

Net Cash Provided by Operating Activities	$44,688,823	$44,492,325	$47,279,681	$150,849,407	$194,423,712

Changes in operating assets and liabilities	(14,727,429)	(6,086,921)	(5,073,676)	(2,716,871)	888,089

Adjusted Cash Flow from Operations	$29,961,394	$38,405,404	$42,206,005	$148,132,536	$195,311,801

Reconciliation of General and Administrative Expense (G&A) to G&A Excluding Share-Based Compensation and Transaction Costs

The following table presents a reconciliation of General and Administrative Expense (“G&A”), a GAAP measure, to G&A excluding share-based compensation, and G&A excluding share-based compensation and transaction costs for acquisitions and divestitures (A&D).

	(Unaudited for All Periods)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024

General and administrative expense (G&A)	$8,030,310	$8,139,771	$8,035,977	$31,928,576	$29,640,300
Shared-based compensation	1,474,560	1,618,600	1,672,320	6,135,957	5,506,017
G&A excluding share-based compensation	6,555,750	6,521,171	6,363,657	25,792,619	24,134,283
Transaction costs - A&D	25,000	10	21,017	27,786	24,556
G&A excluding share-based compensation and transaction costs	$6,530,750	$6,521,161	$6,342,640	$25,764,833	$24,109,727

Calculation of Leverage Ratio

“Leverage” or the “Leverage Ratio” is calculated pursuant to the Company’s existing senior revolving credit facility and means as of any date, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDAX for the four consecutive fiscal quarters ending on or immediately prior to such date for which financial statements are required to have been delivered under the credit facility.

The Company defines “Consolidated Total Debt” in accordance with its existing senior revolving credit facility and means, as of any date, all Indebtedness of the Company on a consolidated basis as of such date, but excluding hedging obligations.

The Company defines “Indebtedness” in accordance with its existing senior revolving credit facility and generally means (i) all obligations of the Company for borrowed money, (ii) all obligations of the Company evidenced by notes or other similar instruments, (iii) all obligations of the Company in respect of the deferred purchase price of property or services, (iv) all obligations of the Company under any conditional sale relating to property acquired the Company, (v) all capital lease obligations of the Company, (vi) all obligations, contingent or otherwise, of the Company in respect of letters of credit or similar extensions of credit, (vii) all guarantees of the Company of the type of Indebtedness described in clauses (i) through (vi) above, (viii) all Indebtedness of a third party secured by any lien on property owned by the Company, whether or not such Indebtedness has been assumed by the Company, (ix) all off-balance sheet liabilities, (x) all hedging obligations and (xi) the undischarged balance of any production payment created by the Company or for the creation of which the Company directly or indirectly received payment.

The Company defines “Consolidated EBITDAX” in accordance with its existing senior revolving credit facility and means for any period an amount equal to the sum of (i) consolidated net income (loss) for such period plus (ii) to the extent deducted in determining consolidated net income (loss) for such period, and without duplication, (A) consolidated interest expense, (B) income tax expense (benefit) determined on a consolidated basis, (C) depreciation, depletion and amortization determined on a consolidated basis, (D) exploration expenses determined on a consolidated basis, and (E) all other non-cash charges reasonably acceptable to the administrative agent, in each case for such period minus (iii) all noncash income added to consolidated net income (loss) for such period; provided that, for purposes of calculating compliance with the financial covenants under the credit facility, to the extent that during such period the Company has consummated an acquisition permitted by the credit facility or any sale, transfer or other disposition of any property or assets permitted by the credit facility, Consolidated EBITDAX will be calculated on a pro forma basis with respect to the property or assets acquired or disposed of.

The maximum permitted Leverage Ratio under the senior revolving credit facility is 3.00. The following tables show the leverage ratio calculations for the quarters ended December 31, 2025 and December 31, 2024.

	(Unaudited)
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Last Four Quarters
	2025	2025	2025	2025
Consolidated EBITDAX Calculation:
Net Income (Loss)	$9,110,738	$20,634,887	$(51,631,530)	$(12,845,294)	$(34,731,199)
Plus: Consolidated interest expense	9,408,728	11,687,746	9,978,067	9,065,509	40,140,050
Plus: Income tax provision (benefit)	3,041,177	6,107,425	(12,800,947)	(3,800,401)	(7,452,746)
Plus: Depreciation, depletion and amortization	22,615,983	25,569,914	25,225,345	23,002,908	96,414,150
Plus: non-cash charges reasonably acceptable to Administrative Agent	2,392,703	(12,236,121)	77,063,418	23,025,119	90,245,119
Consolidated EBITDAX	$46,569,329	$51,763,851	$47,834,353	$38,447,841	$184,615,374
Plus: Pro Forma Acquired Consolidated EBITDAX	$7,392,359	$—	$—	$—	$7,392,359
Less: Pro Forma Divested Consolidated EBITDAX	8,855	—	—	—	8,855
Pro Forma Consolidated EBITDAX	$53,970,543	$51,763,851	$47,834,353	$38,447,841	$192,016,588

Non-cash charges reasonably acceptable to Administrative Agent:
Asset retirement obligation accretion	$326,549	$382,251	$390,563	$390,892
Unrealized loss (gain) on derivative assets	375,196	(13,970,211)	2,141,925	(14,753,449)
Ceiling test impairment	—	—	72,912,330	35,913,116
Share-based compensation	1,690,958	1,351,839	1,618,600	1,474,560
Total non-cash charges reasonably acceptable to Administrative Agent	$2,392,703	$(12,236,121)	$77,063,418	$23,025,119

	As of
	December 31,	Corresponding
	2025	Leverage Ratio
Leverage Ratio Covenant:
Revolving line of credit	$420,000,000	2.19
Notes payable	505,752	—
Capital lease obligations	1,323,710	0.01
Consolidated Total Debt	$421,829,462	2.20
Pro Forma Consolidated EBITDAX	192,016,588
Leverage Ratio	2.20
Maximum Allowed	≤ 3.00x

	(Unaudited)
	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Last Four Quarters
	2024	2024	2024	2024
Consolidated EBITDAX Calculation:
Net Income (Loss)	$5,515,377	$22,418,994	$33,878,424	$5,657,519	$67,470,314
Plus: Consolidated interest expense	11,420,400	10,801,194	10,610,539	9,987,731	42,819,864
Plus: Income tax provision (benefit)	1,728,886	6,820,485	10,087,954	1,803,629	20,440,954
Plus: Depreciation, depletion and amortization	23,792,450	24,699,421	25,662,123	24,548,849	98,702,843
Plus: non-cash charges acceptable to Administrative Agent	19,627,646	1,664,064	(26,228,108)	8,994,957	4,058,559
Consolidated EBITDAX	$62,084,759	$66,404,158	$54,010,932	$50,992,685	$233,492,534
Plus: Pro Forma Acquired Consolidated EBITDAX	$—	$—	$—	$—	$—
Less: Pro Forma Divested Consolidated EBITDAX	(124,084)	(469,376)	(600,460)	77,819	(1,116,101)
Pro Forma Consolidated EBITDAX	$61,960,675	$65,934,782	$53,410,472	$51,070,504	$232,376,433

Non-cash charges acceptable to Administrative Agent:
Asset retirement obligation accretion	$350,834	$352,184	$354,195	$323,085
Unrealized loss (gain) on derivative assets	17,552,980	(765,898)	(26,614,390)	6,999,552
Ceiling test impairment	—	—	—	—
Share-based compensation	1,723,832	2,077,778	32,087	1,672,320
Total non-cash charges acceptable to Administrative Agent	$19,627,646	$1,664,064	$(26,228,108)	$8,994,957

	As of
	December 31,
	2024
Leverage Ratio Covenant:
Revolving line of credit	$385,000,000
Pro Forma Consolidated EBITDAX	232,376,433
Leverage Ratio	1.66
Maximum Allowed	≤ 3.00x

Calculation of Current Ratio

The “Current Ratio” is calculated under our existing senior revolving credit facility and means as of any date, the ratio of (i) our Current Assets as of such date to (ii) our Current Liabilities as of such date. Based on its credit agreement, the Company defines Current Assets as all current assets, excluding non-cash assets under Accounting Standards Codification (“ASC”) 815, plus the unused line of credit. The Company’s non-cash current assets include the derivative asset marked to market value. Based on its credit agreement, the Company defines Current Liabilities as all liabilities, in accordance with GAAP, which are classified as current liabilities, including all indebtedness payable on demand or within one year, all accruals for federal or other taxes payable within such year, but excluding current portion of long-term debt required to be paid within one year, the aggregate outstanding principal balance and non-cash obligations under ASC 815.

Also set forth in our existing senior revolving credit facility is the minimum permitted Current Ratio of 1.00. The following table shows the Current Ratio calculation for the Company’s most recent fiscal quarter.

As of
December 31,
2025
Current assets	62,069,412
Less: Current derivative assets	21,468,134
Current assets less Current derivative assets	40,601,278
Revolver Availability (Facility less debt less LCs)	164,965,000
Current Assets per Covenant	205,566,278

Current liabilities	100,961,894
Less: Current derivative liabilities	841,193
Current Liabilities per Covenant	100,120,701

Current Ratio	2.05
Minimum Allowed	> or = 1.00x

Calculation of Cash Return on Capital Employed

The Company defines “Return on Capital Employed” or “CROCE” as Adjusted Cash Flow from Operations divided by average debt and stockholder equity for the period. Management believes that CROCE is useful to investors as a performance measure when comparing our profitability and the efficiency with which management has employed capital over time relative to other companies. CROCE is not considered to be an alternative to net income reported in accordance with GAAP.

CROCE (Cash Return on Capital Employed):	As of and for the
	twelve months ended
	December 31,	December 31,	December 31,
	2025	2024	2023

Total long term debt (i.e. revolving line of credit)	$420,000,000	$385,000,000	$425,000,000
Total stockholders' equity	$836,275,746	$858,639,982	$786,582,900

Average debt	$402,500,000	$405,000,000	$420,000,000
Average stockholders' equity	847,457,864	822,611,441	723,843,146
Average debt and stockholders' equity	1,249,957,864	1,227,611,441	1,143,843,146

Net Cash Provided by Operating Activities	$150,849,407	$194,423,712	$198,170,459
Less change in WC (Working Capital)	2,716,871	(888,089)	1,180,748
Adjusted Cash Flows From Operations (ACFFO)	$148,132,536	$195,311,801	$196,989,711

CROCE (ACFFO)/(Average D+E)	11.9%	15.9%	17.2%

All-In Cash Operating Costs

The Company defines All-In Cash Operating Costs, a non-GAAP financial measure, as “all in cash” costs which includes lease operating expenses, G&A costs excluding share-based compensation, net interest expense (including interest income and expense, excluding amortization of deferred financing costs), workovers and other operating expenses, production taxes, ad valorem taxes, and gathering/transportation costs. Management believes that this metric provides useful additional information to investors to assess the Company’s operating costs in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
All-In Cash Operating Costs:
Lease operating expenses (including workovers)	18,911,801	20,518,472	20,326,216	79,353,806	78,310,949
G&A excluding share-based compensation	6,555,750	6,521,171	6,363,657	25,792,619	24,134,283
Net interest expense (excluding amortization of deferred financing costs)	8,374,281	9,284,442	8,688,653	35,680,530	37,850,690
Operating lease expense	175,090	175,091	175,090	700,362	700,362
Oil and natural gas production taxes	3,224,183	3,670,987	3,857,147	14,312,232	16,116,565
Ad valorem taxes	2,279,266	2,446,565	2,421,595	7,906,586	8,069,064
Gathering, transportation and processing costs	121,097	126,569	130,230	585,087	506,333
All-in cash operating costs	39,641,468	42,743,297	41,962,588	164,331,222	165,688,246

Boe	1,886,755	1,912,611	1,808,493	7,392,476	7,191,054

All-in cash operating costs per Boe	$21.01	$22.35	$23.20	$22.23	$23.04

Cash Operating Margin

The Company defines Cash Operating Margin, a non-GAAP financial measure, as realized revenues per Boe less “all-in cash operating costs” per Boe. Management believes that this metric provides useful additional information to investors to assess the Company’s operating margins in comparison to its peers, which may vary from company to company.

	(Unaudited for All Periods)
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2025	2025	2024	2025	2024
Cash Operating Margin
Realized revenues per Boe	$35.45	$41.10	$46.14	$41.55	$50.94
All-in cash operating costs per Boe	21.01	22.35	23.20	22.23	23.04
Cash Operating Margin per Boe	$14.44	$18.75	$22.94	$19.32	$27.90